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                                                                   EXHIBIT 10.3b

                                ZALE CORPORATION
                    OUTSIDE DIRECTORS' 1995 STOCK OPTION PLAN
                      (AS AMENDED THROUGH NOVEMBER 3, 2000)



1.       PURPOSE

         The purpose of this Zale Corporation Outside Directors' 1995 Stock Option Plan (the "Plan") is to provide an incentive to those directors of Zale Corporation (the "Company") who are not employees of the Company to serve on the board of directors of the Company (the "Board") and to maintain and enhance the Company's long-term performance.


2.       ADMINISTRATION

         The terms of the stock options to be awarded under the Plan are set forth herein and may not be varied other than by amendment of the Plan in accordance with Section 9. To the extent that any administrative action is required in connection with the Plan, such action shall be taken by the Board, whose determination in such case shall be conclusive.

3.       SHARES AVAILABLE FOR AWARDS

         (a) Shares of common stock of the Company ("Common Stock") transferred upon the exercise of options granted under the Plan shall be authorized but unissued shares or treasury shares. Subject to Section 3(b), the aggregate number of shares of Common Stock which may be transferred pursuant to the Plan shall be 300,000 shares. For purposes of this Section 3(a), the number of shares transferred upon exercise of an option shall be calculated after deducting any shares tendered to the Company in payment upon such exercise. Any shares of Common Stock that are subject to a stock option under the Plan and that have not been transferred a the time such option is cancelled or terminated shall again be available for awards under the Plan.

         (b) In the event of any change in the Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the Board shall equitably adjust the total number of shares of Common Stock that may be transferred under the Plan, the number of shares subject to each stock option then outstanding or subsequently granted under the Plan, and the exercise price of each such option. After any such adjustment, the number of shares subject to each option shall be rounded to the nearest whole number.

4.       PERSONS ELIGIBLE FOR STOCK OPTIONS

         Stock options shall be granted under the Plan only to persons who are members of the Board and who are not employees of the Company or any subsidiary thereof ("Eligible Directors").


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5.       GRANT OF STOCK OPTIONS

         (a) Every option granted under the Plan shall be subject to the terms and conditions set forth in the Plan, and shall be evidenced by an option agreement which shall not be inconsistent with the provisions of the Plan.

         (b) As of May 16, 1995, each person who is then an Eligible Director shall be granted an option to purchase 5,000 shares of Common Stock. Upon the initial election to the Board, after May 16, 1995, of any person who satisfies the definition of Eligible Director, such person shall be granted an option to purchase 5,000 shares of Common Stock.

         (c) As of the date of the first meeting of the Board following each annual meeting of shareholders, each person who is an Eligible Director at the adjournment of such meeting of the Board (other than an Eligible Director who is initially elected at such annual meeting or such meeting of the Board) shall be granted an option to purchase 5,000 shares of Common Stock.

6.       TERMS OF STOCK OPTIONS

         (a) The exercise price per share of Common Stock under each option shall be equal to the fair market value per share of Common Stock on the date of option grant as defined in section 2(1) of the Company's Omnibus Stock Incentive Plan (the "Omnibus Plan").

         (b) Each option granted under the Plan shall have a term of 10 years. Subject to the requirement of shareholder approval set forth in Section 11, each option granted under the Plan shall become cumulatively exercisable as to 25 percent of the shares subject thereto on each of the first, second, third and fourth anniversaries of the date of grant. An option may be exercised from time to time for all or part of the shares as to which it is then exercisable.

         (c) Upon the occurrence of a change in control as defined in section 2(d) of the Zale Corporation Omnibus Stock Incentive Plan, each outstanding option shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of this Plan.

7.       EXERCISE OF OPTIONS

         (a) An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Company shall prescribe, accompanied by payment for the shares being purchased. Such payment shall be made: (i) in cash, by certified or official bank check (or equivalent thereof acceptable to the Company) for the full option exercise price; or (ii) by delivery of shares of Common Stock acquired prior to the option exercise date and having a fair market value as of the exercise date equal to all or part of the option exercise price and cash or a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price.

         (b) Promptly after receiving payment of the full option exercise price, the Company shall deliver to the Eligible Director, or to such other person as may then have the right to


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exercise the option, a certificate for the shares of Common Stock for which the option has been exercised. The holder of a stock option shall have none of the rights of a shareholder with respect to the shares subject to the option until such shares shall be transferred to the holder upon the exercise of the option.

         (c) To the extent necessary for compliance with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), no option granted under the Plan shall be assignable or transferable. No assignment or transfer may be made without consent of the Board.

8.       TERMINATION OF DIRECTORSHIP

         (a) If an optionee's membership on the Board terminates for any reason other than death or for cause, he may exercise any outstanding option to the extent that he was entitled to exercise it on the date of termination. Exercise must occur within three months after termination, but in not event may any exercise occur after the expiration date of the option.

         (b) If an optionee dies while serving on the Board, or during the period in which an option is exercisable pursuant to paragraph (b) of this
Section 8, any outstanding option shall be exercisable to the extent that the optionee was entitled to exercise it on the date of death. Exercise must occur by the earlier of the first anniversary of death or the expiration date of the option. Such exercise shall be made only by the optionee's executor or administrator, unless his will specifically disposes of the option, in which case exercise shall be made only by the recipient of such specific disposition.

         (c) Except as provided in paragraph (a) or (b) of this Section 8, any unexercised option held by a person who is no longer a member of the Board shall be null and void.

9.       AMENDMENT OF THE PLAN

         The Board may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that Sections 4, 5 and 6 may not be amended more than once every six months except as may be necessary to comply with changes in the Internal Revenue Code, or as permitted under rules promulgated under Section 16 of the Exchange Act; and further provided, that no amendment shall be effective unless and until it has been duly approved by the shareholders if the failure to obtain such approval would adversely affect the compliance of the Plan with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation.

10.      SECURITIES MATTER

         The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable


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laws, regulations of governmental authority and the requirements of the National
Association of Securities Dealers Automated Quotation System and any other securities exchange on which shares of Common Stock are traded. The Board may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Board, in its sole discretion, deems necessary or desirable.

11.      EFFECTIVE DATE AND TERM OF PLAN

         (a) The Plan and any amendment thereto shall become effective upon adoption by the Board: provided, that no option granted under the Plan may be exercised prior to the date on which the shareholders of the Company approve the Plan or applicable amendment by majority vote. If such approval is not obtained within twelve (12) months following adoption of the Plan by the Board, the Plan and any options granted under it shall be null and void.

         (b) Unless terminated sooner by action of the Board, the Plan shall terminate on the tenth anniversary of the date of its adoption. Options outstanding upon Plan termination shall continue in effect in accordance with their terms.

12.      GOVERNING LAW

         All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Texas, without giving effect to principles of conflict of laws.

13.      SECTION HEADINGS

         The Section headings herein are for the purposes of convenience only and are not intended to define or limit the contents of the Sections.